UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	64-0676974
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
209 Troy Street
Tupelo, Mississippi 38804
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $5.00 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note
Renasant Corporation (the “Registrant”) is filing this Amendment No. 1 on Form 8-A/A to the Registrant’s Registration Statement on Form 8-A (the “Original 8-A”) filed with the Securities and Exchange Commission on September 26, 2023, to amend the description of the Registrant’s common stock, par value $5.00 per share (the “Common Stock”), in the Original 8-A.

Item 1. Description of Registrant’s Securities to be Registered
The description of the Common Stock under the caption “Description of Common Stock” included in Exhibit 4(i) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (File No. 001-13253), filed with the Securities and Exchange Commission on August 7, 2024, is incorporated by reference herein.

Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RENASANT CORPORATION
Dated: August 28, 2024	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
Chief Executive Officer and Executive Vice Chairman